Filed Pursuant to Rule 433
Registration No. 333-197420-01

$1B FIFTH THIRD AUTO TRUST 2014-3

JT-BOOKRUNNERS:  Barclays (str), CS, DB, Wells

CO-MGR:  Fifth Third

CLS	AMT($MM)	WAL	S/F	PWIN	E.FIN	L.FIN	BMK+SPD	YLD	COUP	$PX
A-1	218.000	0.25	A-1+/F1+	1-7	05/15	11/15		0.21%	0.21%	100.00000
A-2A	170.000	0.98	AAA/AAA	7-18	04/16	05/17	EDSF +27	0.578%	0.57%	99.99288
A-2B	170.000	0.98	AAA/AAA	7-18	04/16	05/17	1ML +23		1ML+23	100.00000
A-3	340.000	2.18	AAA/AAA	18-37	11/17	03/19	IntS +27	0.964%	0.96%	99.99554
A-4	102.000	3.31	AAA/AAA	37-41	03/18	05/21	IntS +37	1.484%	1.47%	99.96954

TICKER	: FITAT 2014-3
EXPECTED PXG	: PRICED
EXPECTED SETTLE	: 10/29/14
FIRST PAY	: 11/17/14
BILL & DELIVER	: BARCLAYS
REGISTRATION	: SEC-REG
EXPECTED RATINGS	: S&P/Fitch
PXG SPEED	: 1.3% ABS TO 10% CALL
ERISA ELIGIBLE	: YES
MIN DENOMS	: $1K x $1K

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.